Exhibit 10.45

No. WSG0611-0605

Date: March 16, 2007

SECOND AMENDMENT TO SPRINT MASTER SERVICE AGREEMENT

Customer Name:	Hawaiian Telcom Communications, Inc.
Address:	1177 Bishop Street
Honolulu, HI 96813

This Second Amendment (WSG0611-0605) is made to the Sprint Master Service Agreement (WSG0501-0023) between SPRINT COMMUNICATIONS COMPANY L.P. (“Sprint”) and Hawaiian Telcom Communications, Inc. (“Customer”), signed by Customer on November 23, 2005 and Sprint on December 5, 2005 (the “Agreement”), as amended by:

AMENDMENT NUMBER	WSG #	CUSTOMER SIGNATURE DATE	SPRINT SIGNATURE DATE
First Amendment	WSG0510-0871	March 22, 2006	April 10, 2006

The term “Agreement” as referred to here includes all changes incorporated by previous amendments.  The following modified and added terms and conditions are made a part of the Agreement effective March 1, 2006 (“Second Amendment Commencement Date”).   If during the Second Amendment implementation process, a Service bills after the Second Amendment Commencement Date at a rate other than the rate stated in this Second Amendment, Sprint will adjust Customer’s invoice to apply the appropriate rate within 90 days after the date of the invoice containing the incorrect rate.

Sprint and Customer agree as follows:

1.               The Agreement is amended by deleting Section 3.3 in its entirety and replacing it with the following:

3.3  Minimum Term Commitment (MTC):

Customer’s MTC shall be as set forth in the table below.

Effective Date of Termination	Minimum Term Commitment
During Contract Year 1	None
During Contract Year 2 and 3	$13,464,586
During Renewal Contract Years	None

2.               The Agreement is amended by adding new 3.6 as follows:

3.6                               Minimum Term Commitment Surcharge.  If, at the end of Contract Year 3, Customer fails to meet the Minimum Term Commitment stated under Section 3.3, Customer must pay a surcharge for Services provided during the period equal to 25% of the difference between the Minimum Term Commitment for the period and Customer’s actual Net Usage during the period.  Customer’s satisfaction of the Minimum Termination Commitment will not relieve Customer of any credit or security obligations in this Agreement.

3.               The Agreement is amended by adding a new Exhibit 2: Attachment IPL — 1 (a) (“International Private Line Pricing”), which is attached and incorporated by this reference.

4.               All other terms and conditions in the Agreement, not amended above, will remain in effect.  This Amendment and any information concerning its terms and conditions are Sprint’s proprietary information and are governed by the parties’ nondisclosure agreement.  Alterations to this Amendment will not be valid unless accepted in writing by a Sprint officer or authorized designee.  To become effective, this Amendment must be:

4.1.           Signed by a Customer representative;

4.2.           Delivered to Sprint within 45 days after March 16, 2007; and

RESTRICTED

SPRINT CONFIDENTIAL & PROPRIETARY INFORMATION

4.3.           Signed by a Sprint officer or authorized designee.

HAWAIIAN TELCOM COMMUNICATIONS, INC.		SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ Harvey A. Plummer	By:	/s/ David A. Falter
Name:	Harvey A. Plummer	Name:	David A. Falter
Title:	SVP — Engineering & Operations	Title:	Managing Director/Vice President, Wholesale Services
Group

Date:	March 30, 2007	Date:	April 5, 2007
Address:	1177 Bishop Street	Address:	5020 Riverside Drive
	Honolulu, HI 96813		Irving, TX 75039